Exhibit 10.2
AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
CTI BIOPHARMA CORP.

Effective as of September 27, 2007, amended and restated as of July 27, 2015 and April 8, 2021.

1.PURPOSE. The CTI BioPharma Corp. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of CTI BioPharma Corp., a Washington corporation (the “Company”), and certain Related Corporations designated to participate in the Plan, and to provide additional incentive for the employees to promote the success of the business of the Company and any such designated Related Corporations. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

i.“Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

ii.“Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

iii.“Board” means the Board of Directors for the Company.

iv.“Change in Control” means any of the following:
a.the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

b.a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

Exhibit 10.2

c.the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

v.“Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

vi.“Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

vii.“Eligible Employee” means a person who is employed by any Participating Employer and whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per calendar year (or, as to a particular Offering Period, such lesser number of hours per week and/or lesser number of months per year as may be provided by the Committee in advance of such Offering Period).

viii.“Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

ix.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

x.“Fair Market Value” means, as of any given date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Stock on such date (in regular trading) on the principal national securities exchange on which the Stock is so listed or admitted to trade, or, if there is no trading of the Stock on such date, then the closing price of a share of Stock on such exchange on the last day on which there was trading in the shares of Stock on such exchange that preceded such date; or (ii) in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of the Plan.

xi.“Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

Exhibit 10.2
xii.“Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4. The Committee shall have the power to change the duration of Offering Periods without shareholder approval and may provide for any such Offering Period to be divided into one or more “purchase periods,” provided that any such change is announced prior to the relevant Offering Period, and that any such Offering Period shall not be less than three (3) months and shall not exceed twenty-seven (27) months.

xiii.“Offering Termination Date” means the last business day of an Offering Period as established by the Committee in advance of the Offering Period, on which Options granted for such Offering Period must, if ever, be exercised.

xiv.“Option” means an option to purchase shares of Stock granted under the Plan.

xv.“Optionee” means an Eligible Employee to whom an Option is granted.

xvi.“Option Shares” means shares of Stock purchasable under an Option.

xvii.“Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are eligible to receive Options as of a particular Offering Commencement Date.

xviii.“Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

xix.“Stock” means the common stock, without par value, of the Company.

xx.“Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3.Term of Plan. The Plan shall become effective upon the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption. Subject to any extension that may be approved by the Board and the shareholders, no Option shall be granted under the Plan on or after the twentieth (20th) anniversary of such approval, but Options theretofore granted may extend beyond that date.

Exhibit 10.2
4.Administration. The Plan shall be administered by the Committee. The Committee shall further determine which (if any) Related Corporations shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures, separate offerings or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Related Corporation. Without limiting the generality of the foregoing, the Committee (or its delegate) may provide forms and procedures for Enrollment Forms, and other forms or elections contemplated by the Plan, and may provide for Enrollment Forms, and other forms or elections contemplated by the Plan, to be in electronic format. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

5.Amendment and Termination. The Board may suspend, terminate or amend the Plan at any time and from time to time, subject to shareholder consent as may be required by applicable law. No suspension or termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent. Changes contemplated by Section 9.6 of this Plan shall not be deemed to constitute changes or amendments requiring Participant consent.

6.Shares of Stock Subject to the Plan. No more than an aggregate of 1,000,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

Exhibit 10.2
7.Eligibility. Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and complies with all enrollment procedures established by the Committee for such Offering Period, and provided, further, he or she meets all of the following requirements:

i.Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Eligible Employee, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

ii.Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time the right to purchase such shares is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code. For purposes of the foregoing, a right to purchase shares accrues when it first become exercisable during the calendar year.

8.Offering Commencement Date. Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9.Terms and Conditions of Options.

9.1 General. An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2 Purchase Price. The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date; provided, however, that the Committee may provide prior to the start of any Offering Period that the purchase price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of the Stock on the Offering Commencement Date of the Offering Period, or (2) the Fair Market Value of the Stock on the Offering Termination Date of that Offering Period, or (3) the lesser of the Fair Market Value of the Stock on the Offering Commencement Date of the Offering Period or the Fair Market Value of the Stock on the Offering Termination Date of that Offering Period.

Exhibit 10.2

9.3 Restrictions on Transfer. Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Unless otherwise provided by the Committee, the Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of the Offering Period in which those shares were acquired (or, if later, within one (1) year after the Offering Termination Date of such Offering Period). The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4 Expiration. Each Option granted for an Offering Period shall expire at the close of business on the applicable Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5 Termination of Employment of Optionees; Leave of Absence. If an Optionee ceases for any reason to be an Eligible Employee during an Offering Period, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or because the entity that employs the Optionee ceases to be a Related Corporation, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company, without interest. If an Optionee commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Employer, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Optionee is an employee of the Company or a Related Corporation or on such leave as of the applicable Offering Termination Date, such Optionee’s payroll deductions hereunder shall cease, and the Optionee’s accumulated payroll deductions for the applicable Offering Period shall be used to exercise the Optionee’s Option as of the applicable Offering Termination Date in accordance with the provisions hereof (unless the Optionee makes a timely withdrawal election in accordance with Section 9.7, in which case such Optionee’s accumulated payroll deductions shall be paid to him or her in cash in accordance with Section 9.7). During leaves of absence approved by the Company or a Participating Employer and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an Optionee may elect to continue participation in the Plan by making cash payments to the Company on his or her normal paydays equal to the reduction in his or her payroll deductions hereunder caused by such leave.

9.6 Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or other increase or contraction in the number of shares of Stock without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect

Exhibit 10.2
under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercised to the extent of each Optionee’s accumulated payroll deductions for the Offering Period as of a date prior to the Change in Control established by the Committee, or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7 Payroll Deductions. An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Committee (or its delegate) prior to the beginning of such Offering Period (or such earlier deadline as may be established for such Offering Period) the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum established by the Committee for that particular Offering Period (which maximum shall be ten percent (10%) unless the Committee establishes a different maximum for the particular Offering Period prior to the Offering Commencement Date of such Offering Period) of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Committee (or its delegate) a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deductions for the remainder of the Offering Period shall cease, his or her accumulated payroll deductions for the Offering Period will be repaid to him or her in cash (without interest), and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts for subsequent Offering Periods until withdrawn as set forth above in this Section 9.7 (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason as provided in Section 9.5.

9.8 Exercise of Options/Excess Payroll Deductions

a.On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for that Offering Period.

b.If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is

Exhibit 10.2
permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Optionee, to the extent in excess of the aggregate purchase price payable for the Stock pro-rated to such individual, shall be promptly refunded, without interest.

c.If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9 Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered (either by issuing a certificate or certificates for such shares, or by recording such shares in book-entry form in the name of the Optionee) to the Optionee the number of shares purchased by the Optionee under the Plan on that date. The number of shares purchased will be issued or delivered in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. Stock shall not be issued or delivered with respect to an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate (or as to which the shares have not been recorded in book entry form, registered in his or her name, as the case may be). Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, subject to the notification requirement set forth in Section 9.3, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

Exhibit 10.2
9.10 Return of Accumulated Payroll Deduction. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted (or, if earlier, the date of such withdrawal from the Plan or termination of employment, retirement or death). Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10.No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with, the right of the Company or such Corporation or successor to discharge the employee at any time.

11. Tax Withholding. If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12.Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

13. Use of Funds; Interest. All payroll deductions received or held by the Company under the Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Optionee under the Plan. Amounts payable under this Plan shall be payable in shares of Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to the Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to the Plan. No Optionee or other person will have any right, title or interest in any fund or in any specific asset (including shares of Stock) of the Company or any Related Corporation by reason of any Option hereunder. Neither the Plan nor any document related to or action taken pursuant to the Plan will

Exhibit 10.2
create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Related Corporation and any Optionee or other person. To the extent that an Optionee or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

14.Plan Construction.

14.1 Section 16. It is the intent of the Company that transactions involving Options under the Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated under the Exchange Act), in the case of Optionees who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Company shall have no liability to any Optionee for Section 16 consequences of Options or other events with respect to the Plan.

14.2 Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 4, each separate offering under the Plan and Options granted thereunder are intended to qualify under Section 423 of the Code. Accordingly, as to any Options that are intended to qualify under Section 423 of the Code, all Optionees are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify the Plan under Section 423) under the Plan, subject to differences in compensation among Optionees and subject to the payroll deduction and share limits of this Plan.

14.3 Interpretation. If any provision of the Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of the Plan as to such persons in the circumstances.

15. Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

16.Captions and Headings. Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

17.No Effect on Other Plans or Corporate Authority. The adoption of the Plan shall not affect any other Company or Related Corporation compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Related Corporation (with or without reference to the Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by

Exhibit 10.2
an Optionee under an Option granted pursuant to the Plan shall not be deemed a part of the Optionee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Related Corporation, except where the Committee or the Board (or the board of directors of the Related Corporation that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.